UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 8, 2010, Omnicom Group Inc. (“Omnicom”), Omnicom Capital Inc. (“OCI”), Omnicom Finance Inc. (“OFI” and, together with Omnicom and OCI, the “Issuers”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of June 10, 2003, between Omnicom and the Trustee (as successor to JPMorgan Chase Bank), as amended by the First Supplemental Indenture, dated as of November 5, 2003, among the Issuers and the Trustee, the Second Supplemental Indenture, dated as of November 4, 2004, among the Issuers and the Trustee, the Third Supplemental Indenture, dated as of November 10, 2004, among the Issuers and the Trustee and the Fourth Supplemental Indenture, dated as of June 30, 2006, among the Issuers and the Trustee (as so amended, the “Indenture”) relating to the Zero Coupon Zero Yield Convertible Notes due 2033 (the “2033 Notes”) and the Zero Coupon Zero Yield Convertible Notes due 2038 (the “2038 Notes” and, together with the 2033 Notes, the “Notes”).

     Prior to the amendment, Omnicom had the right to redeem the Notes beginning on June 15, 2010 and any time thereafter. The amendment permits Omnicom to redeem the Notes only on the following dates between 2010 and 2018: June 15, 2010, June 17, 2013 and June 15, 2018. On or after June 15, 2018, Omnicom will revert back to its right to redeem the Notes at any time.

     The description of the Fifth Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Fifth Supplemental Indenture attached hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
10.1	Fifth Supplemental Indenture to the Indenture, dated June 8, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro
Name:	Philip J. Angelastro
Title:	Senior Vice President Finance and
Controller

Date: June 10, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Supplemental Indenture to the Indenture, dated June 8, 2010.